INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Valmont Industries, Inc. on Form S-8 of our reports dated February 5, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Valmont Industries, Inc. for the year ended December 26, 1998.




/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP

Omaha, Nebraska
July 20, 1999